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                                                                    EXHIBIT 5.01



                      [Letterhead of O'Melveny & Myers LLP]




August 10, 2000
American States Water Company
630 East Foothill Boulevard
San Dimas, California 91773


                          RE: ISSUANCE OF COMMON SHARES


Ladies and Gentlemen:

        We have acted as your counsel in connection with (i) the Registration Statement on Form S-3 (the "Registration Statement") filed by American States Water Company (the "Company") with the Securities and Exchange Commission on December 3, 1998, as amended by Amendment No. 1 filed on July 13, 2000, in connection with the registration of up to $60,000,000 of debt securities, common shares, new preferred shares and depository shares; and (ii) the Prospectus dated December 22, 1998 (the "Prospectus") and the Prospectus Supplement dated August 10, 2000 (the "Prospectus Supplement"), with respect to the issuance of up to 1,150,000 common shares thereunder, including attached rights to acquire one one-thousandth of a share of Junior Participating Preferred Stock (the "Common Shares"). We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Common Shares.

        The Common Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon the issuance and sale thereof in the manner referenced to in the Prospectus and Prospectus Supplement and the countersigning of the certificate representing the Common Shares by a duly authorized signatory of the registrar of Common Shares, the Common Shares will be validly issued, fully paid and non-assessable.

        We consent to (i) the inclusion of this opinion in the Current Report on Form 8-K dated August 10, 2000, which is incorporated by reference in the Registration Statement, Prospectus and Prospectus Supplement, (ii) the reference to our firm in the Prospectus contained under the heading "Legal Matters" and
(iii) the reference to our firm in the Prospectus Supplement contained under the heading "Validity of Common Shares".



                                                Respectfully submitted,

                                                /s/ O'Melveny & Myers LLP